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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 18, 2001


                               ARGO BANCORP, INC.
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             (Exact Name of registrant as specified in its charter)



Delaware                        0-19829                      36-3620612
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(State or other Jurisdiction    (Commission File No.)        (IRS Employer
 of Incorporation)                                           Identification No.)



                 5818 South Archer Road, Summit, Illinois 60501
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (708) 458-2002




                                 Not Applicable
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      (Former name, address, and fiscal year, if changed since last report)



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ITEM 5.  OTHER EVENTS

      On April 18, 2001 the Registrant completed a negotiated repurchase of 365,796 shares of its common stock for an aggregate purchase price of $5,121,144 from The Deltec Banking Corporation, Ltd. a Bahamian corporation ("Deltec") at a purchase price of $14.00 per share. The repurchased shares represent 22.07% of the issued and outstanding common stock of the Company prior to the repurchase. The Company, in funding the repurchase, utilized cash on hand and the proceeds of a $5 million loan at market terms and conditions from a third party institutional lender. An additional 135,428 shares were purchased from Deltec at the same price per share by officers and directors of the Registrant. After completion of the transaction 1,657,313 common shares of the Registrant are issued and outstanding.

      The terms of the Stock Purchase Agreement and Stockholder Agreement entered into between the Company and Deltec on December 31, 1996 has been terminated as a result of the repurchase.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ARGO BANCORP, INC.


Date: April 27, 2001                   By:    /s/ John G. Yedinak
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                                                John G. Yedinak
                                                President and CEO